Annex I

To the Distribution Agreement by and between

SSGA Active Trust and State Street Global Advisors Funds Distributors, LLC

Fund	Symbol	Listing Exchange
SPDR® Bridgewater® All Weather® ETF	ALLW	The NASDAQ Stock Market LLC

SPDR® Galaxy Digital Asset Ecosystem ETF	DECO	The NASDAQ Stock Market LLC

SPDR® Galaxy Hedged Digital Asset Ecosystem ETF	HECO	The NASDAQ Stock Market LLC

SPDR® Galaxy Transformative Tech Accelerators ETF	TEKX	The NASDAQ Stock Market LLC

SPDR® SSGA IG Public & Private Credit ETF	PRIV	NYSE Arca, Inc.

State Street® Blackstone High Income ETF	HYBL	Cboe BZX Exchange, Inc.

State Street® Blackstone Senior Loan ETF	SRLN	NYSE Arca, Inc.

State Street® DoubleLine® Emerging Markets Fixed Income ETF	EMTL	Cboe BZX Exchange, Inc.

State Street® DoubleLine® Total Return Tactical ETF	TOTL	NYSE Arca, Inc.

State Street® DoubleLine®Short Duration Total Return Tactical ETF	STOT	Cboe BZX Exchange, Inc.

State Street® Fixed Income Sector Rotation ETF	FISR	NYSE Arca, Inc.

State Street® Global Allocation ETF	GAL	NYSE Arca, Inc.

State Street® Income Allocation ETF	INKM	NYSE Arca, Inc.

State Street® Loomis Sayles Opportunistic Bond ETF	OBND	Cboe BZX Exchange, Inc.

State Street® Multi-Asset Real Return ETF	RLY	NYSE Arca, Inc.

State Street® My2026 Corporate Bond ETF	MYCF	The NASDAQ Stock Market LLC

State Street® My2026 Municipal Bond ETF	MYMF	The NASDAQ Stock Market LLC

State Street® My2027 Corporate Bond ETF	MYCG	The NASDAQ Stock Market LLC

State Street® My2027 Municipal Bond ETF	MYMG	The NASDAQ Stock Market LLC

State Street® My2028 Corporate Bond ETF	MYCH	The NASDAQ Stock Market LLC

State Street® My2028 Municipal Bond ETF	MYMH	The NASDAQ Stock Market LLC

State Street® My2029 Corporate Bond ETF	MYCI	The NASDAQ Stock Market LLC

State Street® My2029 Municipal Bond ETF	MYMI	The NASDAQ Stock Market LLC

State Street® My2030 Corporate Bond ETF	MYCJ	The NASDAQ Stock Market LLC

State Street® My2030 Municipal Bond ETF	MYMJ	The NASDAQ Stock Market LLC

State Street® My2031 Corporate Bond ETF	MYCK	The NASDAQ Stock Market LLC

State Street® My2031 Municipal Bond ETF	MYMK	The NASDAQ Stock Market LLC

State Street® My2032 Corporate Bond ETF	MYCL	The NASDAQ Stock Market LLC

State Street® My2033 Corporate Bond ETF	MYCM	The NASDAQ Stock Market LLC

State Street® My2034 Corporate Bond ETF	MYCN	The NASDAQ Stock Market LLC

State Street® My2035 Corporate Bond ETF	MYCO	The NASDAQ Stock Market LLC

State Street® My2027 High Yield Corporate Bond ETF	MYHA	The NASDAQ Stock Market LLC

State Street® My2028 High Yield Corporate Bond ETF	MYHB	The NASDAQ Stock Market LLC

State Street® My2029 High Yield Corporate Bond ETF	MYHC	The NASDAQ Stock Market LLC

State Street® My2030 High Yield Corporate Bond ETF	MYHD	The NASDAQ Stock Market LLC

State Street® My2031 High Yield Corporate Bond ETF	MYHE	The NASDAQ Stock Market LLC

State Street® Nuveen Municipal Bond ETF	MBND	Cboe BZX Exchange, Inc.

State Street® Nuveen Municipal Bond ESG ETF	MBNE	Cboe BZX Exchange, Inc.

State Street® Short Duration IG Public & Private Credit ETF	PRSD	NYSE Arca, Inc.

State Street® Ultra Short Term Bond ETF	ULST	NYSE Arca, Inc.

State Street® US Equity Premium Income ETF	SPIN	Cboe BZX Exchange, Inc.

State Street® US Sector Rotation ETF	XLSR	NYSE Arca, Inc.

Dated: February 19, 2026